UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2007
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 22, 2007, Orexigen Therapeutics, Inc. (the “Company”) entered into an Amendment No. 1 to Employment Agreement (the “Amendment”) with Gary D. Tollefson, M.D., Ph.D., the Company’s President and Chief Executive Officer. Under the terms of the Amendment, Dr. Tollefson will receive a base salary of $425,000, will be eligible to receive an annual performance bonus equal to up to 60% of such base salary and will be reimbursed by the Company for actual airfare expenses incurred in his commute from his principal residence in Indianapolis, Indiana to the Company’s headquarters in San Diego, California up to $100,000 per calendar year. Such airfare reimbursement shall be pro-rated for any partial year of employment.
     A complete copy of the Amendment that Dr. Tollefson entered into with the Company is filed herewith as Exhibit 10.1 and incorporated by reference. The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement dated August 22, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.
Date: August 28, 2007	By:	/s/ Gary D. Tollefson
	Name:	Gary D. Tollefson, M.D., Ph.D.
	Title:	President and Chief Executive Officer

Date: August 28, 2007	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement dated August 22, 2007